Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

June 30, 2024

(Unaudited)

Definitions
Adjusted Fixed Charge Coverage Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.
Adjusted Funds From Operations (“AFFO”) AFFO is defined as FFO as Adjusted after excluding the impact of the following: (i) stock-based compensation amortization expense, (ii) amortization of deferred financing costs and debt discounts (premiums), (iii) straight-line rents, (iv) deferred income taxes, (v) amortization of above (below) market lease intangibles, net, and (vi) other AFFO adjustments, which include: (a) lease incentive amortization (reduction of straight-line rents), (b) actuarial reserves for insurance claims that have been incurred but not reported, and (c) amortization of deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, AFFO is computed after deducting recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements (“AFFO capital expenditures”). All adjustments are reflective of our pro rata share of both our consolidated and unconsolidated joint ventures (reported in “other AFFO adjustments”). We reflect our share of AFFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our AFFO to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. See “Nareit FFO” below for further disclosures regarding our use of pro rata share information and its limitations. We believe AFFO is an alternative run-rate earnings measure that improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods, and (iii) results among REITs more meaningful. AFFO does not represent cash generated from operating activities determined in accordance with GAAP and is not indicative of cash available to fund cash needs as it excludes the following items which generally flow through our cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, and (iv) restructuring and severance-related charges. Furthermore, AFFO is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. Other REITs or real estate companies may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to those reported by other REITs. Management believes AFFO provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT, and by presenting AFFO, we are assisting these parties in their evaluation. AFFO is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.
Adjusted Net Operating Income and Cash (Adjusted) Net Operating Income (“NOI”) Adjusted NOI is a non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measure used to evaluate the operating performance of real estate. Adjusted NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, and government grant income and exclusive of interest income), less property level operating expenses; Adjusted NOI excludes all other financial statement amounts included in net income (loss). Adjusted NOI eliminates the effects of straight-line rents, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. Adjusted NOI is calculated as Adjusted NOI from consolidated properties, plus our share of Adjusted NOI from unconsolidated joint ventures (calculated by applying our actual ownership percentage for the period), less noncontrolling interests’ share of Adjusted NOI from consolidated joint ventures (calculated by applying our actual ownership percentage for the period). We utilize our share of Adjusted NOI in assessing our performance as we have various joint ventures that contribute to our performance. We do not control our unconsolidated joint ventures, and our share of amounts from unconsolidated joint ventures do not represent our legal claim to such items. Our share of Adjusted NOI should not be considered a substitute for, and should only be considered together with and as a supplement to, our financial information presented in accordance with GAAP.
Adjusted NOI is oftentimes referred to as “Cash NOI.” Management believes Adjusted NOI is an important supplemental measure because it provides relevant and useful information by reflecting only income and operating expense items that are incurred at the property level and present them on an unlevered basis. We use Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our Merger-Combined Same-Store (“Merger-Combined SS”) performance, as described below. We believe that net income (loss) is the most directly comparable GAAP measure to Adjusted NOI. Adjusted NOI should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items. Further, our definition of Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating Adjusted NOI.
Operating expenses generally relate to leased outpatient medical and lab buildings, as well as CCRC facilities. We generally recover all or a portion of our leased outpatient medical and lab property expenses through tenant recoveries, which are recognized within rental and related revenues.
Consolidated Debt The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Consolidated Secured Debt  Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.
Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).
Debt Investments Loans secured by a direct interest in real estate and mezzanine loans.

2

Definitions
Development Includes ground-up construction. Newly completed developments are considered fully operating once the property is placed in service.
EBITDAre and Adjusted EBITDAre EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“Nareit”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding other impairments (recoveries) and other losses (gains), transaction and merger-related items, prepayment costs (benefits) associated with early retirement or payment of debt, restructuring and severance-related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock-based compensation amortization expense, and foreign currency remeasurement losses (gains), adjusted to reflect the impact of transactions that closed during the period as if the transactions were completed at the beginning of the period. EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability to service our debt obligations. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDAre and Adjusted EBITDAre.
Enterprise Debt Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Enterprise Gross Assets Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Enterprise Secured Debt Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Entrance Fees Certain of our CCRC communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, Nareit FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds From Operations (“Nareit FFO”) and FFO as Adjusted Nareit FFO. Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate-related depreciation and amortization, and adjustments to compute our share of Nareit FFO from joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of Nareit FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our Nareit FFO to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro rata presentations of reconciling items included in Nareit FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro rata financial information as a supplement.
We believe Nareit FFO applicable to common shares and diluted FFO applicable to common shares are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line

3

Definitions
depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term Nareit FFO was designed by the REIT industry to address this issue.
Nareit FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute Nareit FFO in accordance with the current Nareit definition; however, other REITs may report Nareit FFO differently or have a different interpretation of the current Nareit definition from ours. For a reconciliation of net income (loss) to Nareit FFO and other relevant disclosures, refer to “Non-GAAP Financial Measures Reconciliations” below.
FFO as Adjusted. In addition, we present Nareit FFO on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction and merger-related items, other impairments (recoveries) and other losses (gains), restructuring and severance-related charges, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), deferred tax asset valuation allowances, and changes in tax legislation (“FFO as Adjusted”). These adjustments are net of tax, when applicable, and are reflective of our share from our joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of FFO as Adjusted for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our FFO as Adjusted to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. See “Nareit FFO” above for further disclosures regarding our use of pro rata share information and its limitations. Transaction and merger-related items include transaction expenses and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Other impairments (recoveries) and other losses (gains) include interest income associated with early and partial repayments of loans receivable and other losses or gains associated with non-depreciable assets including goodwill, undeveloped land parcels, and loans receivable. Management believes that FFO as Adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. At the same time that Nareit created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the Nareit defined measure of FFO. FFO as Adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and financial analysts understand this measure used by management. We use FFO as Adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general, and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as Adjusted may not be comparable to those reported by other REITs.
Investment and Portfolio Investment Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, and excludes noncontrolling interests' pro rata share of the real estate assets and intangibles held in our consolidated JVs, presented on the same basis. Investment and Portfolio Investment include land held for development.
Merger-Combined Same-Store (“SS”) Merger-Combined Same-Store Cash (Adjusted) NOI includes legacy Physicians Realty Trust properties that met the same-store criteria as if they were owned by the Company for the full analysis period. This information allows our investors, analysts, and Company management to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our portfolio of properties, excluding properties within the other non-reportable segments. We include properties from our consolidated portfolio, as well as properties owned by our unconsolidated joint ventures in Merger-Combined Same-Store Adjusted NOI (see Cash (Adjusted) NOI definitions above for further discussion regarding our use of pro-rata share information and its limitations). Properties are included in Merger-Combined Same-Store once they are fully operating for the entirety of the comparative periods presented. A property is removed from Merger-Combined Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations, or a significant tenant relocates from a Merger-Combined Same-Store property to a Merger-Combined non Same-Store property and that change results in a corresponding increase in revenue. We do not report Merger-Combined Same-Store metrics for our other non-reportable segments.
Management believes that continued reporting of the same-store portfolio for only pre-merger Healthpeak Properties, Inc. offers minimal value to investors who are seeking to understand the operating performance and growth potential of the combined company. The Company was provided access to the underlying financial statements of legacy Physicians Realty Trust (which financial statements have been audited or, in the case of interim periods, reviewed) and other detailed information about each property, such as the acquisition date. Based on this available information, the Company was able to consistently apply its same-store definition across the combined portfolio. As a result of the Merger, approximately 98% of the combined portfolio is represented in the Merger-Combined Same-Store presentation for the outpatient medical segment.
Merger-Combined Same-Store Cash (Adjusted) NOI Merger-Combined Same-Store Cash (Adjusted) NOI is Merger-Combined Same-Store Cash Real Estate Revenues less Merger-Combined Same-Store Cash Operating Expenses.
Merger-Combined Same-Store Cash Operating Expenses Merger-Combined Same-Store Cash Operating Expenses are non-GAAP supplemental measures. Merger-Combined Same-Store Cash Operating Expenses represent property level operating expenses (which exclude transition costs) and exclude certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Merger-Combined Same-Store Cash Operating Expenses include consolidated operating expenses plus the Company's pro rata share of operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of operating expenses from consolidated JVs.

4

Definitions
Merger-Combined Same-Store Cash Operating Expenses eliminates the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.
Merger-Combined Same-Store Cash Real Estate Revenues Merger-Combined Same-Store Cash Real Estate Revenues are non-GAAP supplemental measures. Merger-Combined Same-Store Cash Real Estate Revenues include rental related revenues, resident fees and services and exclude amortization of deferred revenue from tenant-funded improvements. Merger-Combined Same-Store Cash Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Merger-Combined Same-store Cash Real Estate Revenues eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
Net Debt Enterprise Debt less the carrying amount of cash and cash equivalents, restricted cash, and expected net proceeds from the future settlement of shares issued through our equity forward contracts, as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents and restricted cash from our unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Net Debt to Adjusted EBITDAre Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.
Portfolio Adjusted NOI Portfolio Adjusted NOI is Portfolio Cash Real Estate Revenues less Portfolio Cash Operating Expenses.
Portfolio Cash Operating Expenses Portfolio Cash Operating Expenses are non-GAAP supplemental measures. Portfolio Cash Operating Expenses represent property level operating expenses (which exclude transition costs). Portfolio Cash Operating Expenses include consolidated operating expenses plus the Company's pro rata share of operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of operating expenses from consolidated JVs. Portfolio Cash Operating Expenses eliminates the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.
Portfolio Cash Real Estate Revenues Portfolio Cash Real Estate Revenues are non-GAAP supplemental measures. Portfolio Cash Real Estate Revenues include rental related revenues, resident fees and services, and government grant income which is included in Other income (expense), net in our Consolidated Statement of Operations. Portfolio Cash Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Portfolio Cash Real Estate Revenues eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
Portfolio Income Cash (Adjusted) NOI plus interest income plus our pro rata share of Cash (Adjusted) NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash (Adjusted) NOI from consolidated JVs. Management believes that Portfolio Income is an important supplemental measure because it provides relevant and useful information regarding our performance; specifically, it is a measure of our property level profitability of the Company inclusive of interest income. Management believes that net income (loss) is the most directly comparable GAAP measure to Portfolio Income. Portfolio Income should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items.
Projected Stabilized Cash Yield Projected Cash (Adjusted) NOI at stabilization divided by the expected total development costs. Management considers Projected Stabilized Yield a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company’s future performance once stabilized.
Redevelopment Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered fully operating once the property is placed in service. Redevelopment costs include only the incremental costs for the project.
REVPOR The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the Other portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. All facility occupancy data was derived solely from information provided by operators without independent verification by us. REVPOR relates to our Other non-reportable segment. REVPOR is a metric used to evaluate the revenue-generating capacity and profit potential of our other assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our other assets.
REVPOR CCRC The 3-month average Cash Real Estate Revenues per occupied unit excluding Cash NREFs for the most recent period available. REVPOR CCRC excludes newly completed assets under lease-up, assets sold, or acquired during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. All facility occupancy data was derived solely from information provided by operators without independent verification by us. REVPOR CCRC is a metric used to evaluate the revenue-generating capacity and profit potential of our CCRC assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our CCRC assets.
RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.
Secured Debt Ratio Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of Total Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

5

Definitions
Segments The Company’s diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) outpatient medical; (ii) lab; and (iii) continuing care retirement community (“CCRC”).
Share of Consolidated Joint Ventures ("JVs") Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio.
Share of Unconsolidated Joint Ventures ("JVs") Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio. Certain unconsolidated joint ventures are excluded from leasing statistics when leasing information is not available.

6

Reconciliations

Funds From Operations
In thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss) applicable to common shares	$145,833	$51,750	$152,309	$169,449
Real estate related depreciation and amortization	283,498	197,573	502,717	376,798
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	11,621	5,893	20,393	11,887
Noncontrolling interests’ share of real estate related depreciation and amortization	(4,732)	(4,685)	(9,174)	(9,470)
Loss (gain) on sales of depreciable real estate, net	(122,044)	(4,885)	(125,299)	(86,463)
Noncontrolling interests’ share of gain (loss) on sales of depreciable real estate, net	—	—	—	11,546
Loss (gain) upon change of control, net(1)	(198)	(234)	(77,978)	(234)
Taxes associated with real estate dispositions(2)	49	—	11,657	—
Nareit FFO applicable to common shares	314,027	245,412	474,625	473,513
Distributions on dilutive convertible units and other	4,583	2,342	5,281	4,687
Diluted Nareit FFO applicable to common shares	$318,610	$247,754	$479,906	$478,200

Weighted average shares outstanding - Diluted Nareit FFO	717,797	554,584	661,999	554,494

Impact of adjustments to Nareit FFO:
Transaction and merger-related items(3)	$3,369	$581	$106,198	$2,944
Other impairments (recoveries) and other losses (gains), net(4)	(553)	2,432	11,300	1,159
Restructuring and severance-related charges	—	1,368	—	1,368
Casualty-related charges (recoveries), net(5)	(1,204)	(591)	(1,204)	(243)
Total adjustments	$1,612	$3,790	$116,294	$5,228

FFO as Adjusted applicable to common shares	$315,639	$249,202	$590,919	$478,741
Distributions on dilutive convertible units and other	4,581	2,338	6,960	4,680
Diluted FFO as Adjusted applicable to common shares	$320,220	$251,540	$597,879	$483,421

Weighted average shares outstanding - Diluted FFO as Adjusted	717,797	554,584	664,325	554,494

FFO as Adjusted applicable to common shares	$315,639	$249,202	$590,919	$478,741
Stock-based compensation amortization expense	4,814	4,245	8,180	7,532
Amortization of deferred financing costs and debt discounts (premiums)	7,317	2,954	11,840	5,774
Straight-line rents(6)	(10,453)	(4,683)	(22,545)	(5,431)
AFFO capital expenditures	(35,718)	(19,444)	(53,235)	(42,233)
Deferred income taxes	1,021	(242)	1,745	(503)
Amortization of above (below) market lease intangibles, net	(8,086)	(8,838)	(15,437)	(14,641)
Other AFFO adjustments	(2,169)	(2,339)	(3,667)	(730)
AFFO applicable to common shares	272,365	220,855	517,800	428,509
Distributions on dilutive convertible units and other	4,582	2,342	6,799	4,686
Diluted AFFO applicable to common shares	$276,947	$223,197	$524,599	$433,195

Weighted average shares outstanding - Diluted AFFO	717,797	554,584	663,975	554,494

7

Reconciliations

Funds From Operations
In thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Diluted earnings per common share	$0.21	$0.09	$0.23	$0.31
Depreciation and amortization	0.40	0.37	0.78	0.69
Loss (gain) on sales of depreciable real estate, net	(0.17)	(0.01)	(0.19)	(0.14)
Loss (gain) upon change of control, net(1)	0.00	0.00	(0.12)	0.00
Taxes associated with real estate dispositions(2)	0.00	—	0.02	—
Diluted Nareit FFO per common share	$0.44	$0.45	$0.72	$0.86
Transaction and merger-related items(3)	0.01	0.00	0.16	0.01
Other impairments (recoveries) and other losses (gains), net(4)	0.00	0.00	0.02	0.00
Restructuring and severance-related charges	—	0.00	0.00	0.00
Casualty-related charges (recoveries), net(5)	0.00	0.00	0.00	0.00
Diluted FFO as Adjusted per common share	$0.45	$0.45	$0.90	$0.87
Stock-based compensation amortization expense	0.01	0.01	0.01	0.02
Amortization of deferred financing costs and debt discounts (premiums)	0.01	0.01	0.02	0.01
Straight-line rents(6)	(0.02)	(0.01)	(0.03)	(0.01)
AFFO capital expenditures	(0.05)	(0.04)	(0.08)	(0.08)
Deferred income taxes	0.00	0.00	0.00	0.00
Amortization of above (below) market lease intangibles, net	(0.01)	(0.02)	(0.02)	(0.03)
Other AFFO adjustments	0.00	0.00	(0.01)	0.00
Diluted AFFO per common share	$0.39	$0.40	$0.79	$0.78
______________________________________
(1)The six months ended June 30, 2024 includes a gain upon change of control related to the sale of a 65% interest in two lab buildings in San Diego, California. The gain upon change of control is included in other income (expense), net in the Consolidated Statements of Operations.
(2)The six months ended June 30, 2024 includes non-cash income tax expense related to the sale of a 65% interest in two lab buildings in San Diego, California.
(3)The three and six months ended June 30, 2024 includes costs related to the Merger, which are primarily comprised of advisory, legal, accounting, tax, post-combination severance and stock compensation expense, and other costs of combining operations with Physicians Realty Trust that were incurred during the period. These costs were partially offset by termination fee income of $4 million and $9 million for the three and six months ended June 30, 2024, respectively, associated with Graphite Bio, Inc., which later merged with LENZ Therapeutics, Inc. in March 2024, for which the lease terms were modified to accelerate expiration of the lease to December 2024. Termination fee income is included in rental and related revenues on the Consolidated Statements of Operations.
(4)The three and six months ended June 30, 2024 and 2023 includes reserves and (recoveries) for expected loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(5)Casualty-related charges (recoveries), net are recognized in other income (expense), net and equity income (loss) from unconsolidated joint ventures in the Consolidated Statements of Operations.
(6)The six months ended June 30, 2023 includes an $9 million write-off of straight-line rent receivable associated with Sorrento Therapeutics, Inc., which commenced voluntary reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code. This activity is reflected as a reduction of rental and related revenues in the Consolidated Statements of Operations.

8

Reconciliations

2024 Guidance(1)
Per share data

	2024 Guidance Ranges
	Low	High
Diluted earnings per common share	$0.27	$0.31
Real estate related depreciation and amortization	1.57	1.57
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	0.07	0.07
Noncontrolling interests' share of real estate related depreciation and amortization	(0.03)	(0.03)
Loss (gain) on sales of depreciable real estate, net	(0.19)	(0.19)
Loss (gain) upon change of control, net	(0.12)	(0.12)
Taxes associated with real estate dispositions	0.02	0.02
Diluted Nareit FFO per common share	$1.59	$1.63

Transaction and merger-related items	$0.16	$0.16
Other impairments (recoveries) and other losses (gains), net	0.02	0.02
Diluted FFO as Adjusted per common share	$1.77	$1.81

Stock-based compensation amortization expense	$0.03	$0.03
Amortization of deferred financing costs and debt discounts (premiums)	0.05	0.05
Straight-line rents	(0.07)	(0.07)
AFFO capital expenditures	(0.18)	(0.18)
Amortization of above (below) market lease intangibles, net	(0.05)	(0.05)
Other AFFO adjustments	(0.01)	(0.01)
Diluted AFFO per common share	$1.54	$1.58
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of July 25, 2024 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release that was issued on July 25, 2024. However, these projections do not reflect the impact of unannounced future transactions, except as described herein. Our actual results may differ materially from the projections set forth above. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

9

Reconciliations

2024 Guidance(1)
In millions

For the projected year 2024 (low)

Total Portfolio
Net Income	$213
Real estate related depreciation and amortization	1,062
Loss (gain) on sales of depreciable real estate, net	(125)
Other impairments (recoveries) and other losses (gains), net	11
Other income, costs, and expense adjustments for Cash (Adjusted) NOI	315
Cash (Adjusted) NOI	$1,475
Pre-Merger legacy Physicians Realty Trust Adjusted NOI(2)	60
Merger-Combined non-SS Adjusted NOI	(181)
Total Merger-Combined Same-Store Cash (Adjusted) NOI	$1,355

For the projected year 2024 (high)

Total Portfolio
Net Income	$233
Real estate related depreciation and amortization	1,062
Loss (gain) on sales of depreciable real estate, net	(125)
Other impairments (recoveries) and other losses (gains), net	11
Other income, costs, and expense adjustments for Cash (Adjusted) NOI	315
Cash (Adjusted) NOI	$1,495
Pre-Merger legacy Physicians Realty Trust Adjusted NOI(2)	60
Merger-Combined non-SS Adjusted NOI	(181)
Total Merger-Combined Same-Store Cash (Adjusted) NOI	$1,375

For the year-ended December 31, 2023

Total Portfolio
Net Income	$335
Real estate related depreciation and amortization	750
Loss (gain) on sales of depreciable real estate, net	(86)
Other impairments (recoveries) and other losses (gains), net	(6)
Other income, costs, and expense adjustments for Cash (Adjusted) NOI	212
Cash (Adjusted) NOI	$1,205
Pre-Merger legacy Physicians Realty Trust Adjusted NOI(2)	360
Merger-Combined non-SS Adjusted NOI	(247)
Total Merger-Combined Same-Store Cash (Adjusted) NOI	$1,319

Continued

10

Reconciliations

2024 Guidance(1)
In millions

Projected Merger-Combined Cash Same-Store for the full year 2024

Low	2.75%
High	4.25%
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of July 25, 2024 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release that was issued on July 25, 2024. However, these projections do not reflect the impact of unannounced future transactions, except as described herein. Our actual results may differ materially from the projections set forth above. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments. May not foot or recalculate due to the rounding.
(2)Total Merger-Combined Same-Store Cash (Adjusted) NOI include the results from operations of the legacy Physicians Realty Trust properties that met the same-store definition as if they were owned by the Company for the entirety of the periods presented.

11

Reconciliations

Enterprise Gross Assets
In thousands

June 30, 2024
Consolidated total assets(1)	$20,179,708
Investments in and advances to unconsolidated joint ventures	(927,204)
Accumulated depreciation and amortization of real estate	3,796,108
Accumulated amortization of real estate intangibles	535,590
Consolidated Gross Assets	$23,584,202
Healthpeak's share of unconsolidated joint venture gross assets	1,360,287
Enterprise Gross Assets	$24,944,489
______________________________________
(1)Consolidated total assets represents total assets on the Consolidated Balance Sheet as of June 30, 2024 presented on page 9 within the Earnings Release and Supplemental Report for the quarter ended June 30, 2024.

Portfolio Investment
In thousands

	June 30, 2024
	Outpatient Medical	Lab	CCRC	Other	Total
Net real estate	$7,598,132	$7,140,574	$1,659,168	$—	$16,397,874
Intangible assets, net	910,250	64,346	101,491	—	1,076,087
Accumulated depreciation and amortization of real estate	1,881,311	1,517,366	397,431	—	3,796,108
Accumulated amortization of real estate intangibles assets	232,997	67,406	235,187	—	535,590
Healthpeak's share of unconsolidated joint venture gross real estate assets	235,146	561,381	—	473,467	1,269,994
Fully depreciated and amortized real estate and intangibles assets	703,724	563,523	25,196	—	1,292,443
Leasing commissions and other	168,724	94,049	—	—	262,773
Debt investments	—	—	—	231,276	231,276
Real estate intangible liabilities, gross	(256,566)	(190,922)	—	—	(447,488)
Noncontrolling interests' share of consolidated joint venture real estate and related intangibles	(416,780)	—	—	—	(416,780)
Portfolio Investment	$11,056,938	$9,817,723	$2,418,473	$704,743	$23,997,877

12

Reconciliations

Revenues
In thousands

	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Outpatient Medical	$186,661	$191,016	$188,835	$238,272	$332,515
Lab	223,306	226,059	223,497	223,761	214,266
CCRC	130,184	133,808	136,341	138,776	140,891
Other	5,279	5,360	4,979	5,059	6,878
Corporate Non-segment	—	—	—	692	954
Total revenues	$545,430	$556,243	$553,652	$606,560	$695,504
Outpatient Medical	—	—	—	—	—
Lab	—	—	—	—	—
CCRC	47	—	—	—	—
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Government grant income	$47	$—	$—	$—	$—
Outpatient Medical	—	—	—	—	—
Lab	—	—	—	—	—
CCRC	—	—	—	—	—
Other	(5,279)	(5,360)	(4,979)	(5,059)	(6,878)
Corporate Non-segment	—	—	—	(692)	(954)
Less: Interest income and other	$(5,279)	$(5,360)	$(4,979)	$(5,751)	$(7,832)
Outpatient Medical	754	746	788	2,739	6,903
Lab	1,928	2,425	3,406	4,861	4,301
CCRC	—	—	—	—	—
Other	20,261	20,572	21,247	21,533	21,378
Corporate Non-segment	—	—	—	—	—
Healthpeak's share of unconsolidated joint venture real estate revenues	$22,943	$23,743	$25,441	$29,133	$32,582
Outpatient Medical	—	—	—	—	—
Lab	—	—	—	—	—
CCRC	—	—	—	—	—
Other	—	—	1	—	—
Corporate Non-segment	—	—	—	—	—
Healthpeak's share of unconsolidated joint venture government grant income	$—	$—	$1	$—	$—
Outpatient Medical	(8,665)	(8,735)	(8,710)	(8,876)	(9,341)
Lab	(151)	(154)	(171)	(163)	(33)
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Noncontrolling interests' share of consolidated joint venture real estate revenues	$(8,816)	$(8,889)	$(8,881)	$(9,039)	$(9,374)

Continued

13

Reconciliations

Revenues
In thousands

	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Outpatient Medical	$(4,685)	$(4,223)	$(3,612)	$(7,011)	$(12,101)
Lab	(14,950)	(9,477)	(10,296)	(21,127)	(12,988)
CCRC	—	—	(1)	1	(1)
Other	17	(5)	(81)	(56)	(18)
Corporate Non-segment	—	—	—	—	—
Non-cash adjustments to real estate revenues	$(19,618)	$(13,705)	$(13,990)	$(28,193)	$(25,108)
Outpatient Medical	174,064	178,804	177,301	225,124	317,976
Lab	210,133	218,854	216,436	207,332	205,546
CCRC	130,231	133,808	136,340	138,777	140,890
Other	20,278	20,567	21,167	21,477	21,360
Corporate Non-segment	—	—	—	—	—
Portfolio Cash Real Estate Revenues(1)	$534,706	$552,033	$551,244	$592,710	$685,772
Outpatient Medical	134,009	136,327	90,659	90,529	—
Lab	—	—	—	—	—
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Pre-Merger legacy Physicians Realty Trust Cash Real Estate Revenue	$134,009	$136,327	$90,659	$90,529	$—
Outpatient Medical	(12,323)	(12,390)	29,665	(15,033)	(14,163)
Lab	(43,404)	(48,594)	(48,259)	(37,671)	(33,384)
CCRC	(231)	(205)	(257)	(299)	(306)
Other	(20,278)	(20,567)	(21,167)	(21,477)	(21,360)
Corporate Non-segment	—	—	—	—	—
Merger-Combined non-SS Cash Real Estate Revenues	$(76,236)	$(81,756)	$(40,018)	$(74,480)	$(69,213)
Outpatient Medical	295,750	302,741	297,625	300,620	303,813
Lab	166,729	170,260	168,177	169,661	172,162
CCRC	130,000	133,603	136,083	138,478	140,584
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Merger-Combined SS Cash Real Estate Revenues(3)	$592,479	$606,604	$601,885	$608,759	$616,559

14

Reconciliations

Operating Expenses
In thousands

	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Outpatient Medical	$65,350	$67,693	$65,691	$81,268	$111,702
Lab	54,832	60,268	56,964	56,840	56,656
CCRC	101,655	104,773	105,920	105,621	105,469
Other	—	—	—	—	—
Corporate Non-segment	—	—	(4,174)	—	—
Operating expenses	$221,837	$232,734	$224,401	$243,729	$273,827
Outpatient Medical	288	301	295	1,083	2,464
Lab	848	958	1,104	1,324	1,528
CCRC	—	—	—	—	—
Other	14,618	15,439	15,748	16,099	15,790
Corporate Non-segment	—	—	—	—	—
Healthpeak's share of unconsolidated joint venture operating expenses	$15,754	$16,698	$17,147	$18,506	$19,782
Outpatient Medical	(2,409)	(2,474)	(2,443)	(2,430)	(2,609)
Lab	(35)	(33)	(48)	(43)	(9)
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Noncontrolling interests' share of consolidated joint venture operating expenses	$(2,444)	$(2,507)	$(2,491)	$(2,473)	$(2,618)
Outpatient Medical	—	—	—	—	—
Lab	—	—	—	—	—
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Corporate Non-segment	—	—	(4,174)	—	—
Non-property level operating expenses	$—	$—	$(4,174)	$—	$—
Outpatient Medical	(677)	(676)	(675)	(884)	(1,671)
Lab	(7)	365	612	308	301
CCRC	728	—	940	1	1,738
Other	27	22	(505)	(9)	(244)
Corporate Non-segment	—	—	—	—	—
Non-cash adjustments to operating expenses	$71	$(289)	$372	$(584)	$124
Outpatient Medical	62,552	64,844	62,868	79,037	109,886
Lab	55,638	61,558	58,632	58,429	58,476
CCRC	102,383	104,773	106,860	105,622	107,207
Other	14,645	15,461	15,243	16,090	15,546
Corporate Non-segment	—	—	—	—	—
Portfolio Cash Operating Expenses(2)	$235,218	$246,636	$243,603	$259,178	$291,115

Continued

15

Reconciliations

Operating Expenses
In thousands

	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Outpatient Medical	$43,893	$46,243	$42,342	$29,131	$—
Lab	—	—	—	—	—
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Pre-Merger legacy Physicians Realty Trust Cash Operating Expenses	$43,893	$46,243	$42,342	$29,131	$—
Outpatient Medical	(5,347)	(5,619)	(5,648)	(6,591)	(6,670)
Lab	(8,218)	(9,846)	(10,595)	(9,381)	(9,193)
CCRC	(445)	(537)	(504)	(627)	(440)
Other	(14,645)	(15,461)	(15,243)	(16,090)	(15,546)
Corporate Non-segment	—	—	—	—	—
Merger-Combined non-SS Cash Operating Expenses	$(28,655)	$(31,463)	$(31,990)	$(32,689)	$(31,849)
Outpatient Medical	101,098	105,468	99,562	101,577	103,216
Lab	47,420	51,712	48,037	49,048	49,283
CCRC	101,938	104,236	106,356	104,995	106,767
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Merger-Combined SS Cash Operating Expenses(3)	$250,456	$261,416	$253,955	$255,620	$259,266

16

Reconciliations

Revenue	Operating Expenses
In thousands

Six Months Ended June 30, 2024		Six Months Ended June 30, 2024
Outpatient Medical	$570,787	Outpatient Medical	$192,970
Lab	438,027	Lab	113,496
CCRC	279,667	CCRC	211,090
Other	11,937	Other	—
Corporate Non-segment	1,646	Corporate Non-segment	—
Total revenues	$1,302,064	Operating expenses	$517,556
Outpatient Medical	—	Outpatient Medical	3,547
Lab	—	Lab	2,852
CCRC	—	CCRC	—
Other	(11,937)	Other	31,889
Corporate Non-segment	(1,646)	Corporate Non-segment	—
Less: Interest income and other	$(13,583)	Healthpeak's share of unconsolidated joint venture operating expenses	$38,288
Outpatient Medical	9,642	Outpatient Medical	(5,039)
Lab	9,162	Lab	(52)
CCRC	—	CCRC	—
Other	42,911	Other	—
Corporate Non-segment	—	Corporate Non-segment	—
Healthpeak's share of unconsolidated joint venture real estate revenues	$61,715	Noncontrolling interests' share of consolidated joint venture operating expenses	$(5,091)
Outpatient Medical	(18,217)	Outpatient Medical	(2,555)
Lab	(196)	Lab	609
CCRC	—	CCRC	1,739
Other	—	Other	(253)
Corporate Non-segment	—	Corporate Non-segment	—
Noncontrolling interests' share of consolidated joint venture real estate revenues	$(18,413)	Non-cash adjustments to operating expenses	$(460)
Outpatient Medical	(19,112)	Outpatient Medical	188,923
Lab	(34,115)	Lab	116,905
CCRC	—	CCRC	212,829
Other	(74)	Other	31,636
Corporate Non-segment	—	Corporate Non-segment	—
Non-cash adjustments to real estate revenues	$(53,301)	Portfolio Cash Operating Expenses(2)	$550,293
Outpatient Medical	543,100	Outpatient Medical	29,131
Lab	412,878	Life science	—
CCRC	279,667	CCRC	—
Other	42,837	Other	—
Corporate Non-segment	—	Corporate Non-Segment	—
Portfolio Cash Real Estate Revenues(1)	$1,278,482	Pre-Merger legacy Physicians Realty Trust Cash Operating Expenses	$29,131
Continued

17

Reconciliations

Revenue	Operating Expenses
In thousands

Six Months Ended June 30, 2024		Six Months Ended June 30, 2024
Outpatient Medical	$90,529	Outpatient Medical	$(13,261)
Lab	—	Lab	(18,574)
CCRC	—	CCRC	(1,067)
Other	—	Other	(31,636)
Corporate Non-segment	—	Corporate Non-segment	—
Pre-Merger legacy Physicians Realty Trust Cash Real Estate Revenue	$90,529	Merger-Combined non-SS Cash Operating Expenses	$(64,538)
Outpatient Medical	(29,197)	Outpatient Medical	204,793
Lab	(71,055)	Lab	98,331
CCRC	(605)	CCRC	211,762
Other	(42,837)	Other	—
Corporate Non-segment	—	Corporate Non-segment	—
Merger-Combined non-SS Cash Real Estate Revenues	$(143,694)	Merger-Combined SS Cash Operating Expenses(3)	$514,886
Outpatient Medical	604,432
Lab	341,823
CCRC	279,062
Other	—
Corporate Non-segment	—
Merger-Combined SS Cash Real Estate Revenues(3)	$1,225,317
______________________________________
(1)Portfolio Cash Real Estate Revenues eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
(2)Portfolio Cash Operating Expenses eliminates the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fees expense.
(3)Merger-Combined Same-Store Cash Real Estate Revenues and Merger-Combined Same-Store Cash Operating Expenses include the results from operations of the legacy Physicians Realty Trust properties that met the same-store definition as if they were owned by the Company for the entirety of the periods presented.

18

Reconciliations

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
In thousands

Total Portfolio	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Net income (loss)	$56,199	$68,656	$75,395	$11,177	$152,716
Interest income and other	(5,279)	(5,360)	(4,979)	(5,751)	(7,832)
Interest expense	49,074	50,510	52,784	60,907	74,910
Depreciation and amortization	197,573	184,559	188,544	219,219	283,498
General and administrative	25,936	23,093	21,556	23,299	26,718
Transaction and merger-related costs	637	36	14,417	107,220	7,759
Impairments and loan loss reserves, net	2,607	(550)	(5,445)	11,458	(553)
(Gain) loss on sales of real estate, net	(4,885)	—	—	(3,255)	(122,044)
Other (income) expense, net	(1,955)	(1,481)	(2,600)	(78,516)	(4,004)
Government grant income	47	—	—	—	—
Income tax (benefit) expense	1,136	787	(11,842)	13,698	2,728
Equity (income) loss from unconsolidated joint ventures	(2,729)	(2,101)	(3,558)	(2,376)	(51)
Healthpeak's share of unconsolidated joint venture NOI	7,189	7,045	8,295	10,627	12,800
Noncontrolling interests' share of consolidated joint venture NOI	(6,372)	(6,382)	(6,390)	(6,566)	(6,756)
Non-property level NOI	—	—	(4,174)	—	—
Adjustments to NOI(1)	(19,688)	(13,416)	(14,361)	(27,609)	(25,232)
Portfolio Adjusted NOI	$299,490	$305,396	$307,642	$333,532	$394,657
Pre-Merger legacy Physicians Realty Trust Adjusted NOI	90,116	90,084	48,317	61,398	—
Merger-Combined non-SS Adjusted NOI	(47,583)	(50,292)	(8,029)	(41,791)	(37,364)
Merger-Combined SS Adjusted NOI(2)	$342,023	$345,188	$347,930	$353,139	$357,293

Outpatient Medical	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Net income (loss)	$48,068	$48,906	$48,580	$49,684	$108,586
Interest expense	1,924	1,947	1,979	3,131	4,070
Depreciation and amortization	71,722	72,736	74,067	106,292	173,408
Transaction and merger-related costs	16	23	949	113	41
(Gain) loss on sales of real estate, net	—	—	—	(3,255)	(66,831)
Other (income) expense, net	(235)	(78)	(2,180)	(71)	(1,383)
Equity (income) loss from unconsolidated joint ventures	(184)	(211)	(251)	1,110	2,922
Healthpeak's share of unconsolidated joint venture NOI	466	445	493	1,656	4,439
Noncontrolling interests' share of consolidated joint venture NOI	(6,256)	(6,261)	(6,267)	(6,446)	(6,732)
Adjustments to NOI(1)	(4,008)	(3,547)	(2,938)	(6,127)	(10,430)
Portfolio Adjusted NOI	$111,513	$113,960	$114,432	$146,087	$208,090
Pre-Merger legacy Physicians Realty Trust Adjusted NOI	90,116	90,084	48,317	61,398	—
Merger-Combined non-SS Adjusted NOI	(6,977)	(6,771)	35,314	(8,442)	(7,493)
Merger-Combined SS Adjusted NOI(2)	$194,652	$197,273	$198,063	$199,043	$200,597

Continued

19

Reconciliations

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
In thousands

Lab	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Net income (loss)	$76,551	$88,337	$86,913	$169,798	$138,830
Depreciation and amortization	93,235	78,646	80,886	78,908	75,947
Transaction and merger-related costs	—	51	124	9	478
(Gain) loss on sales of real estate, net	—	—	—	—	(55,213)
Other (income) expense, net	2	1	(6)	(78,983)	(185)
Equity (income) loss from unconsolidated joint ventures	(1,314)	(1,244)	(1,384)	(2,811)	(2,247)
Healthpeak's share of unconsolidated joint venture NOI	1,080	1,467	2,302	3,537	2,773
Noncontrolling interests' share of consolidated joint venture NOI	(116)	(121)	(123)	(120)	(24)
Adjustments to NOI(1)	(14,943)	(9,842)	(10,907)	(21,435)	(13,289)
Portfolio Adjusted NOI	$154,495	$157,295	$157,805	$148,903	$147,070
Merger-Combined non-SS Adjusted NOI	(35,186)	(38,747)	(37,665)	(28,290)	(24,191)
Merger-Combined SS Adjusted NOI(2)	$119,309	$118,548	$120,140	$120,613	$122,879

CCRC	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Net income (loss)	$(5,514)	$(5,633)	$(6,213)	$(2,172)	$(160)
Interest expense	1,823	1,830	1,541	996	984
Depreciation and amortization	32,616	33,177	33,591	34,019	34,143
Transaction and merger-related costs	278	(85)	1,469	73	(24)
Other (income) expense, net	(674)	(254)	33	239	479
Government grant income	47	—	—	—	—
Adjustments to NOI(1)	(728)	—	(940)	—	(1,739)
Portfolio Adjusted NOI	$27,848	$29,035	$29,481	$33,155	$33,683
Merger-Combined non-SS Adjusted NOI	214	332	246	328	134
Merger-Combined SS Adjusted NOI(2)	$28,062	$29,367	$29,727	$33,483	$33,817

Other	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Net income (loss)	$8,769	$6,503	$12,338	$(5,724)	$8,195
Interest income and other	(5,279)	(5,360)	(4,979)	(5,059)	(6,878)
Impairments and loan loss reserves, net	2,607	(550)	(5,445)	11,458	(553)
(Gain) loss on sales of real estate, net	(4,885)	—	—	—	—
Other (income) expense, net	19	53	9	—	(38)
Equity (income) loss from unconsolidated joint ventures	(1,231)	(646)	(1,923)	(675)	(726)
Healthpeak's share of unconsolidated joint venture NOI	5,643	5,133	5,500	5,434	5,588
Adjustments to NOI(1)	(9)	(27)	424	(47)	226
Portfolio Adjusted NOI	$5,634	$5,106	$5,924	$5,387	$5,814
Merger-Combined non-SS Adjusted NOI	(5,634)	(5,106)	(5,924)	(5,387)	(5,814)
Merger-Combined SS Adjusted NOI(2)	$—	$—	$—	$—	$—

Continued

20

Reconciliations

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
In thousands

Corporate Non-Segment	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Net income (loss)	$(71,675)	$(69,457)	$(66,223)	$(200,409)	$(102,735)
Interest income and other	—	—	—	(692)	(954)
Interest expense	45,327	46,733	49,264	56,780	69,856
General and administrative	25,936	23,093	21,556	23,299	26,718
Transaction and merger-related costs	343	47	11,875	107,025	7,264
Other (income) expense, net	(1,067)	(1,203)	(456)	299	(2,877)
Income tax (benefit) expense	1,136	787	(11,842)	13,698	2,728
Non-property level NOI	—	—	(4,174)	—	—
Merger-Combined SS Adjusted NOI(2)	$—	$—	$—	$—	$—

21

Reconciliations

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
In thousands

For the six months ended June 30, 2024

	Outpatient Medical	Lab	CCRC	Other Non- reportable	Corporate Non-segment	Total
Net income (loss)	$138,697	$308,630	$(2,332)	$2,470	$(283,572)	$163,893
Interest income and other	—	—	—	(11,937)	(1,646)	(13,583)
Interest expense	26,775	—	1,979	—	107,063	135,817
Depreciation and amortization	279,699	154,855	68,163	—	—	502,717
General and administrative	—	—	—	—	50,017	50,017
Transaction and merger-related costs	154	486	49	—	114,290	114,979
Impairments and loan loss reserves, net	—	—	—	10,905	—	10,905
(Gain) loss on sales of real estate, net	(70,086)	(55,213)	—	—	—	(125,299)
Other (income) expense, net	(1,454)	(79,168)	718	(38)	(2,578)	(82,520)
Income tax (benefit) expense	—	—	—	—	16,426	16,426
Equity (income) loss from unconsolidated joint ventures	4,032	(5,059)	—	(1,400)	—	(2,427)
Healthpeak's share of unconsolidated joint venture NOI	6,095	6,310	—	11,022	—	23,427
Noncontrolling interests' share of consolidated joint venture NOI	(13,178)	(144)	—	—	—	(13,322)
Adjustments to NOI(1)	(16,556)	(34,724)	(1,739)	179	—	(52,840)
Portfolio Adjusted NOI	$354,178	$295,973	$66,838	$11,201	$—	$728,190
Pre-Merger legacy Physicians Realty Trust Adjusted NOI	61,398	—	—	—	—	61,398
Merger-Combined non-SS Adjusted NOI	(15,936)	(52,481)	462	(11,201)	—	(79,156)
Merger-Combined SS Adjusted NOI(2)	$399,640	$243,492	$67,300	$—	$—	$710,432

22

Reconciliations

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
In thousands

For the six months ended June 30, 2023

	Outpatient Medical	Lab	CCRC	Other Non- reportable	Corporate Non-segment	Total
Net income (loss)	$119,130	$209,809	$(14,740)	$17,942	$(141,435)	$190,706
Interest income and other	—	—	—	(11,442)	—	(11,442)
Interest expense	3,845	—	3,639	—	89,553	97,037
Depreciation and amortization	142,881	168,817	65,100	—	—	376,798
General and administrative	—	—	—	—	50,483	50,483
Transaction and merger-related costs	148	158	497	—	2,259	3,062
Impairments and loan loss reserves, net	—	—	—	394	—	394
(Gain) loss on sales of real estate, net	(21,312)	(60,498)	—	(4,653)	—	(86,463)
Other (income) expense, net	(439)	(2)	(7)	19	(2,298)	(2,727)
Government grant income	—	—	184	—	—	184
Income tax (benefit) expense	—	—	—	—	1,438	1,438
Equity (income) loss from unconsolidated joint ventures	(374)	(1,911)	—	(2,260)	—	(4,545)
Healthpeak's share of unconsolidated joint venture NOI	903	2,063	—	11,212	—	14,178
Noncontrolling interests' share of consolidated joint venture NOI	(12,624)	(219)	—	—	—	(12,843)
Adjustments to NOI(1)	(7,825)	(15,776)	(678)	(31)	—	(24,310)
Portfolio Adjusted NOI	$224,333	$302,441	$53,995	$11,181	$—	$591,950
Pre-Merger legacy Physicians Realty Trust Adjusted NOI	179,632	—	—	—	—	179,632
Merger-Combined non-SS Adjusted NOI	(14,985)	(65,707)	523	(11,181)	—	(91,350)
Merger-Combined SS Adjusted NOI(2)	$388,980	$236,734	$54,518	$—	$—	$680,232
______________________________________
(1)Adjustments to NOI eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, the impact of deferred community fee income, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fees expense.
(2)Merger-Combined Same-Store Adjusted NOI include the results from operations of the legacy Physicians Realty Trust properties that met the same-store definition as if they were owned by the Company for the entirety of the periods presented.

23

Reconciliations

Property Count Reconciliations

As of June 30, 2024
	Property Count Reconciliation
	Outpatient Medical	Lab	CCRC	Other	Total
Prior Quarter Total Property Count	594	146	15	19	774
Assets sold	(11)	(7)	—	—	(18)
New Developments	2	—	—	—	2
Current Quarter Total Property Count	585	139	15	19	758
Recent acquisitions	(5)	—	—	—	(5)
Assets in Development	(6)	(4)	—	—	(10)
Recently completed Developments	(1)	(2)	—	—	(3)
Assets in Redevelopment	—	(15)	—	—	(15)
Recently completed Redevelopments	(4)	(4)	—	—	(8)
Segment exclusions	—	—	—	(19)	(19)
Significant tenant relocation	—	(2)	—	—	(2)
Three-Month SS Property Count	569	112	15	—	696
Six-Month SS Property Count	569	112	15	—	696

	Sequential SS
	Outpatient Medical	Lab	CCRC	Other	Total
Prior Quarter Three-Month SS Property Count	580	119	15	—	714
Assets sold	(11)	(7)	—	—	(18)
Current Quarter Three-Month SS Property Count	569	112	15	—	696

24

Reconciliations

Common Stock and Equivalents
In thousands

		Weighted Average Shares				Weighted Average Shares
		Three Months Ended June 30, 2024				Six Months Ended June 30, 2024
	Shares Outstanding June 30, 2024	Diluted EPS	Diluted Nareit FFO	Diluted FFO as Adjusted	Diluted AFFO	Diluted EPS	Diluted Nareit FFO	Diluted FFO as Adjusted	Diluted AFFO
Common stock	700,317	702,382	702,382	702,382	702,382	651,642	651,642	651,642	651,642
Common stock equivalent securities(1):
Restricted stock units	968	135	135	135	135	157	157	157	157
Dilutive impact of options	—	—	—	—	—	—	—	—	—
Equity forward agreements	—	—	—	—	—	—	—	—	—
OP units	3,177	751	1,590	1,590	1,590	314	458	959	609
Convertible partnership units	13,669	—	13,690	13,690	13,690	—	9,742	11,567	11,567
Total common stock and equivalents	718,131	703,268	717,797	717,797	717,797	652,113	661,999	664,325	663,975
______________________________________
(1)The weighted average shares for the three months ended June 30, 2024 represent the current dilutive impact, using the treasury stock method, of approximately 1.0 million restricted stock units, 3.2 million OP Units, and 13.7 million DownREIT units.

25

Reconciliations

Net Income to Adjusted EBITDAre
In thousands

Three Months Ended June 30, 2024
Net income (loss)	$152,716
Interest expense	74,910
Income tax expense (benefit)	2,728
Depreciation and amortization	283,498
Other depreciation and amortization	954
Loss (gain) on sales of real estate	(122,044)
Loss (gain) upon change of control	(198)
Share of unconsolidated JV:
Interest expense	3,493
Income tax expense (benefit)	180
Depreciation and amortization	11,621
EBITDAre	$407,858
Transaction and merger-related items	3,369
Other impairments (recoveries) and other losses (gains)	(553)
Casualty-related charges (recoveries)	(1,204)
Stock-based compensation amortization expense	4,814
Impact of transactions closed during the period(1)	(3,239)
Adjusted EBITDAre	$411,045

Adjusted Fixed Charge Coverage
In thousands

Three Months Ended June 30, 2024
Interest expense, including unconsolidated JV interest expense at share	$78,403
Capitalized interest, including unconsolidated JV capitalized interest at share	16,776
Fixed Charges	$95,179

Adjusted Fixed Charge Coverage	4.3x
  ______________________________________
(1)Adjustment reflects the impact of transactions that closed during the period as if the transactions were completed at the beginning of the period.

26

Reconciliations

Enterprise Debt and Net Debt
In thousands

June 30, 2024
Bank line of credit and commercial paper	$25,000
Term loans	1,645,456
Senior unsecured notes	6,551,155
Mortgage debt	381,416
Consolidated Debt	$8,603,027
Share of unconsolidated JV mortgage debt	189,365
Enterprise Debt	$8,792,392
Cash and cash equivalents	(106,886)
Share of unconsolidated JV cash and cash equivalents	(28,472)
Restricted cash	(52,409)
Share of unconsolidated JV restricted cash	(6,509)
Net Debt	$8,598,116

Financial Leverage
In thousands

June 30, 2024
Enterprise Debt	$8,792,392
Enterprise Gross Assets	24,944,489
Financial Leverage	35.2%

Secured Debt Ratio
In thousands

June 30, 2024
Mortgage debt	$381,416
Share of unconsolidated JV mortgage debt	189,365
Enterprise Secured Debt	$570,781
Enterprise Gross Assets	$24,944,489
Secured Debt Ratio	2.3%

Net Debt to Adjusted EBITDAre
In thousands

June 30, 2024
Net Debt	$8,598,116
Annualized Adjusted EBITDAre(1)	1,644,180
Net Debt to Adjusted EBITDAre	5.2x
  ______________________________________
(1)Represents the current quarter Adjusted EBITDAre multiplied by a factor of four.

27

Reconciliations

Healthpeak's Share of Unconsolidated Joint Venture NOI
In thousands

Total Portfolio	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Equity income (loss) from unconsolidated joint ventures	$2,729	$2,101	$3,558	$2,376	$51
Depreciation and amortization	5,893	6,190	6,724	8,772	11,621
General and administrative	249	267	199	337	79
Other (income) expense, net	(1,917)	(1,558)	(2,389)	(1,005)	883
Income tax (benefit) expense	235	45	203	147	166
Healthpeak's share of unconsolidated joint venture NOI	$7,189	$7,045	$8,295	$10,627	$12,800

Outpatient Medical	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Equity income (loss) from unconsolidated joint ventures	$184	$211	$251	$(1,110)	$(2,922)
Depreciation and amortization	256	218	241	1,615	4,270
General and administrative	21	15	(3)	44	133
Other (income) expense, net	—	—	—	1,099	2,965
Income tax (benefit) expense	5	1	4	8	(7)
Healthpeak's share of unconsolidated joint venture NOI	$466	$445	$493	$1,656	$4,439

Lab	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Equity income (loss) from unconsolidated joint ventures	$1,314	$1,244	$1,384	$2,811	$2,247
Depreciation and amortization	1,415	1,568	1,992	2,573	2,693
General and administrative	209	220	134	217	(53)
Other (income) expense, net	(1,858)	(1,565)	(1,208)	(2,064)	(2,114)
Healthpeak's share of unconsolidated joint venture NOI	$1,080	$1,467	$2,302	$3,537	$2,773

Other	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Equity income (loss) from unconsolidated joint ventures	$1,231	$646	$1,923	$675	$726
Depreciation and amortization	4,222	4,404	4,491	4,584	4,658
General and administrative	19	32	68	76	(1)
Other (income) expense, net	(59)	7	(1,181)	(40)	32
Income tax (benefit) expense	230	44	199	139	173
Healthpeak's share of unconsolidated joint venture NOI	$5,643	$5,133	$5,500	$5,434	$5,588

28

Reconciliations

Healthpeak's Share of Unconsolidated Joint Venture NOI
In thousands

For the six months ended June 30, 2024

	Outpatient Medical	Lab	Other	Total
Equity income (loss) from unconsolidated joint ventures	$(4,032)	$5,058	$1,401	$2,427
Depreciation and amortization	5,885	5,266	9,242	20,393
General and administrative	177	164	75	416
Other (income) expense, net	4,064	(4,178)	(8)	(122)
Income tax (benefit) expense	1	—	312	313
Healthpeak's share of unconsolidated joint venture NOI	$6,095	$6,310	$11,022	$23,427

For the six months ended June 30, 2023

	Outpatient Medical	Lab	Other	Total
Equity income (loss) from unconsolidated joint ventures	$374	$1,911	$2,260	$4,545
Depreciation and amortization	494	2,936	8,457	11,887
General and administrative	24	554	110	688
Other (income) expense, net	—	(3,338)	(55)	(3,393)
Income tax (benefit) expense	11	—	440	451
Healthpeak's share of unconsolidated joint venture NOI	$903	$2,063	$11,212	$14,178

29

Reconciliations

Noncontrolling Interests' Share of Consolidated Joint Venture NOI
In thousands

Total Portfolio	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Income (loss) from continuing operations attributable to noncontrolling interest	$4,300	$4,442	$4,451	$4,501	$6,669
Depreciation and amortization	4,593	4,474	4,502	4,452	4,614
Other (income) expense, net	40	6	23	124	84
Dividends attributable to noncontrolling interest	(2,561)	(2,540)	(2,586)	(2,511)	(4,611)
Noncontrolling interests' share of consolidated joint venture NOI	$6,372	$6,382	$6,390	$6,566	$6,756

Outpatient Medical	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Income (loss) from continuing operations attributable to noncontrolling interest	$3,032	$3,181	$3,162	$3,266	$5,398
Depreciation and amortization	4,541	4,422	4,452	4,402	4,603
Other (income) expense, net	124	97	117	215	107
Dividends attributable to noncontrolling interest	(1,441)	(1,439)	(1,464)	(1,437)	(3,376)
Noncontrolling interests' share of consolidated joint venture NOI	$6,256	$6,261	$6,267	$6,446	$6,732

Lab	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Income (loss) from continuing operations attributable to noncontrolling interest	$1,078	$1,061	$1,093	$1,044	$949
Depreciation and amortization	52	52	50	50	11
Other (income) expense, net	(84)	(91)	(94)	(91)	(23)
Dividends attributable to noncontrolling interest	(930)	(901)	(926)	(883)	(913)
Noncontrolling interests' share of consolidated joint venture NOI	$116	$121	$123	$120	$24

Corporate Non-segment	Three Months Ended
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Income (loss) from continuing operations attributable to noncontrolling interest	$190	$200	$196	$191	$322
Dividends attributable to noncontrolling interest	(190)	(200)	(196)	(191)	(322)
Noncontrolling interests' share of consolidated joint venture NOI	$—	$—	$—	$—	$—

30

Reconciliations

Noncontrolling Interests' Share of Consolidated Joint Venture NOI
In thousands

For the six months ended June 30, 2024

	Outpatient Medical	Lab	Corporate Non-segment	Total
Income (loss) from continuing operations attributable to noncontrolling interest	$8,664	$1,993	$513	$11,170
Depreciation and amortization	9,005	61	—	9,066
Other (income) expense, net	322	(114)	—	208
Dividends attributable to noncontrolling interest	(4,813)	(1,796)	(513)	(7,122)
Noncontrolling interests' share of consolidated joint venture NOI	$13,178	$144	$—	$13,322

For the six months ended June 30, 2023

	Outpatient Medical	Lab	Corporate Non-segment	Total
Income (loss) from continuing operations attributable to noncontrolling interest	$17,104	$2,561	$190	$19,855
(Gain) loss on sales of real estate, net	(11,133)	(413)	—	(11,546)
Depreciation and amortization	9,195	89	—	9,284
Other (income) expense, net	340	(187)	—	153
Dividends attributable to noncontrolling interest	(2,882)	(1,831)	(190)	(4,903)
Noncontrolling interests' share of consolidated joint venture NOI	$12,624	$219	$—	$12,843

31

Reconciliations

REVPOR CCRC(1)
In thousands, except per month data

	Three Months Ended
REVPOR CCRC	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Portfolio Cash Real Estate Revenues(2)	$130,231	$133,808	$136,340	$138,777	$140,980
Other adjustments to REVPOR CCRC(3)	(184)	(206)	—	—	—
REVPOR CCRC revenues	$130,046	$133,603	$136,340	$138,777	$140,890

Average occupied units/month	5,925	5,956	6,031	6,043	6,049
REVPOR CCRC per month(4)	$7,317	$7,477	$7,536	$7,655	$7,764

	Three Months Ended
REVPOR CCRC excluding NREF Amortization	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
REVPOR CCRC revenues	$130,046	$133,603	$136,340	$138,777	$140,890
NREF Amortization	(20,287)	(20,762)	(22,105)	(21,577)	(21,401)
REVPOR CCRC revenues excluding NREF Amortization	$109,759	$112,841	$114,235	$117,200	$119,489

Average occupied units/month	5,925	5,956	6,031	6,043	6,049
REVPOR CCRC excluding NREF Amortization per month(4)	$6,175	$6,315	$6,314	$6,465	$6,585
_____________________________________
(1)May not foot due to rounding.
(2)See pages 12 and 13 of this document for a reconciliation of Portfolio Cash Real Estate Revenues.
(3)Includes revenue from facilities in redevelopment or recently completed redevelopments that were not yet stabilized for the three months ended June 30, 2023 and September 30, 2023.
(4)Represents the quarter REVPOR CCRC divided by a factor of three.

32

Reconciliations

REVPOR(1)
In thousands, except per month data

	Three Months Ended
REVPOR Other	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Portfolio Cash Real Estate Revenues(2)	$20,278	$20,567	$21,167	$21,477	$21,360
Other adjustments to REVPOR(3)	(2,365)	(2,456)	—	—	—
REVPOR revenues	$17,914	$18,111	$21,167	$21,477	$21,360

Average occupied units/month	1,303	1,320	1,410	1,401	1,415
REVPOR per month(4)	$4,584	$4,573	$5,005	$5,109	$5,032
______________________________________
(1)May not foot due to rounding.
(2)See pages 12 and 13 of this document for a reconciliation of Portfolio Cash Real Estate Revenues.
(3)Includes revenue for assets in redevelopment or recently completed redevelopments that were not yet stabilized for the three months ended June 30, 2023 and September 30, 2023.
(4)Represents the quarter REVPOR divided by a factor of three.

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FORWARD-LOOKING STATEMENTS

This Discussion and Reconciliation of Non-GAAP Financial Measures may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate and beliefs of and assumptions made by our management, involve uncertainties that could significantly affect our financial or operating results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “projects,” “forecasts,” “will,” “may,” “potential,” “can,” “could,” “should,” “pro forma,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about our business outlook, 2024 guidance, future acquisitions, dispositions, financing activity, financial and operating results, plans, objectives, expectations, and intentions. All statements that address operating performance, events, or developments that Healthpeak expects or anticipates will occur in the future — including statements relating to creating value for stockholders, and the expected benefits of and timetable for integration of operations relating to the merger with Physicians Realty Trust — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with macroeconomic trends, including inflation, interest rates, construction and labor costs, and unemployment; risks associated with our merger with Physicians Realty Trust, including, but not limited to, our ability to integrate the operations of the Company and Physicians Realty Trust successfully and realize the anticipated synergies and other benefits of the merger or do so within the anticipated time frame; changes within the industries in which we operate; significant regulation, funding requirements, and uncertainty faced by our lab tenants; factors adversely affecting our tenants’, operators’, or borrowers’ ability to meet their financial and other contractual obligations to us; the insolvency or bankruptcy of one or more of our major tenants, operators, or borrowers; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in that specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement risks, including project abandonments, project delays, and lower profits than expected; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to develop, maintain, or expand hospital and health system client relationships; operational risks associated with third-party management contracts, including the additional regulation and liabilities of our properties operated through structures permitted by the Housing and Economic Recovery Act of 2008, which includes most of the provisions previously proposed in the REIT Investment Diversification and Empowerment Act of 2007 (commonly referred to as “RIDEA”); economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators; our use of joint ventures may limit our returns on and our flexibility with jointly owned investments; our use of fixed rent escalators, contingent rent provisions, and/or rent escalators based on the Consumer Price Index; competition for suitable healthcare properties to grow our investment portfolio; our ability to foreclose or exercise rights on collateral securing our real estate-related loans; any requirement that we recognize reserves, allowances, credit losses, or impairment charges; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions; the potential impact on us and our tenants, operators, and borrowers from litigation matters, including rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; our ability to satisfy environmental, social, and governance and sustainability commitments and requirements, as well as stakeholder expectations; epidemics, pandemics, or other infectious diseases, including the coronavirus disease (“Covid”), and health and safety measures intended to reduce their spread; human capital risks, including the loss or limited availability of our key personnel; our reliance on information technology systems and any material failure, inadequacy, interruption, or security failure of that technology; volatility, disruption, or uncertainty in the financial markets; increased borrowing costs, including due to rising interest rates; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all, including due to rising interest rates, changes in our credit ratings and the value of our common stock, bank failures or other events affecting financial institutions, and other factors; our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness; the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; laws or regulations prohibiting eviction of our tenants; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services; our participation in the Coronavirus Aid, Relief, and Economic Security Act Provider Relief Fund and other Covid-related stimulus and relief programs; our ability to maintain our qualification as a real estate investment trust (“REIT”); our taxable REIT subsidiaries being subject to corporate level tax; tax imposed on any net income from “prohibited transactions”; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; ownership limits in our charter that restrict ownership in our stock; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; conflicts of interest between the interests of our stockholders and the interests of holders of Healthpeak OP, LLC (“Healthpeak OP”) common units; provisions in the operating agreement of Healthpeak OP and other agreements that may delay or prevent unsolicited acquisitions and other transactions; our status as a holding company of Healthpeak OP; and those additional risks and factors discussed in our reports filed with the SEC. Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our website or otherwise. We do not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

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